EX 3.2


                   AMENDED AND RESTATED BYLAWS

                               of

                     CHESAPEAKE CORPORATION

      (as adopted 2/13/90, with amendments through 2/16/00)



                            ARTICLE I

                             Offices

     Section 1.  Principal Office.  The principal office of the

Corporation in the Commonwealth of Virginia shall be in the City of Richmond or such other location as may be designated by the

Board of Directors from time to time.

     Section 2.  Other Offices.  The Corporation may have offices at such other place or places as the Board of Directors may from time to time designate or appoint.

                           ARTICLE II

                         Capital Shares

     Section 1.  Certificates.  Shares of the Corporation shall be evidenced by certificates in forms prescribed by the Board of

Directors and executed in any manner permitted by law and stating thereon the information required by law.

     Transfer books in which shares shall be transferred shall be kept by the Corporation or by one or more transfer agents

appointed by it.  A record shall be kept of each share

certificate that is issued.  The Corporation shall have the right to appoint at any time or from time to time one or more

registrars of its capital shares.

     Section 2.  Transfer of Shares.  Shares of the Corporation

shall be transferable or assignable only on the books of the

Corporation by the holder in person or by an



                               -1-
attorney on surrender of the certificate representing such shares duly endorsed and, if sought to be transferred by an attorney,

accompanied by a written power of attorney.  The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

     Section 3.  Lost, Destroyed and Mutilated Certificates.

After receiving notice from a shareholder of any loss,

destruction or mutilation of a share certificate, the Secretary or his nominee may in his discretion cause one or more new

certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or

destruction and the deposit of a bond in such form and amount and with such surety as the Secretary or his nominee may require.

     Section 4.  Record Date.  For the purpose of determining

shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such

determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the

particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are first mailed or the date on which the resolution of the Board of

Directors declaring such dividend is adopted, as the case may be,

shall be the record date for such determination of shareholders.

     Section 5.  Control Share Acquisitions Statute.  The

provisions of Article 14.1 of Chapter 9 of Title 13.1 of the Code

of Virginia (1950), as amended, entitled Control Share

Acquisitions, shall not apply to the Corporation.

                           ARTICLE III

                          Shareholders

     Section 1.  Annual Meeting.  Subject to the Board of

Directors' ability to postpone a meeting under Virginia law, the annual meeting and all other meetings of shareholders shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting.

The annual meeting shall be held for the purpose of electing

Directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these bylaws.  To be properly brought before an annual meeting,

business must be (i) specified in the notice of annual meeting

(or any supplement thereto) given by or at the direction of the

Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors,

or (iii) otherwise properly brought before the annual meeting by a shareholder.  In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice

thereof in writing to the Secretary.  To be timely, a

shareholder's notice must be in writing and delivered or mailed to and received by the Secretary not less than sixty (60) days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business,

(iii) the class, series and number of the Corporation's shares that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in

accordance with the procedures set forth in this Article III(1);

provided, however, that nothing in this Article III(1) shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.  In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Article III(1), the chairman of the meeting shall declare to the shareholders present at the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.

     Section 2.  Special Meetings.  Special meetings of the

shareholders may be held at any time and at any place designated in the notice thereof, upon call of the Chairman of the Board of

Directors, the President or a majority of the Board of Directors.

     Section 3.  Notice.  Notice in writing of every annual or

special meeting of the shareholders, stating the date, time and place, and, in case of a special meeting, the purpose or purposes thereof, shall be mailed not less than ten (10) nor more than sixty

(60) days before any such meeting to each shareholder of record entitled to vote at such meeting, at his address as it appears in the share transfer books of the Corporation.  Such further notice shall be given as may be required by law, but meetings may be held without notice if all of the shareholders entitled to vote at the meeting waive such notice, by attendance at the meeting or otherwise, in accordance with law.

     Section 4.  Quorum.  A majority of the votes entitled to be cast by any voting group on any matter, represented in person or by proxy, shall constitute a quorum of such voting group with respect to action on such matter.  If at the time and place of the meeting there be present less than a quorum, the meeting may be adjourned from time to time by the vote of a majority of the shares present in person or by proxy without notice other than announcement at the meeting.

     Section 5.  Voting.  Except as otherwise specified in the

Articles of Incorporation or the Virginia Stock Corporation Act,

at all meetings of the shareholders, each holder of an

outstanding share may vote in person or by proxy, and shall be entitled to one vote on each matter voted on at such meeting for each share registered in the name of such shareholder on the books of the Corporation on the record date for such meeting.

Every proxy shall be in writing, dated and signed by the

shareholder entitled to vote or his duly authorized attorney-in-

fact.  Notwithstanding the foregoing, the President, the

Secretary or any Vice President may approve procedures to enable a stockholder or a stockholder's duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a

telegram,
cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy

support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such

transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the stockholder or the stockholder's duly authorized attorney-in-

fact.  If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable

reproduction of the writing or transmission created pursuant to this Section 5 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     Unless a greater vote is required pursuant to the Articles of Incorporation or the Virginia Stock Corporation Act, if a

quorum exists, action on a matter (other than the election of

Directors) by a voting group is approved if the votes cast

favoring the action exceed the votes cast opposing the action.

Unless otherwise provided in the Article of Incorporation,

Directors shall be elected by a plurality of votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

     Section 6.  Presiding Officer.  All meetings of the

shareholders shall be presided over by the Chairman of the Board of Directors or, in his absence or at his request, by the President. In case there be present neither the Chairman of the Board of Directors nor the President, the meeting shall elect a chairman.  The Secretary or, in his absence or at his request,

an Assistant Secretary, shall act as secretary of such meetings.

In case there be present neither the Secretary nor an Assistant

Secretary, a secretary may be appointed by the chairman of the meeting.

     Section 7.  Inspectors and Tellers.  An appropriate number of inspectors and tellers for any meeting of the shareholders may be appointed by or pursuant to the direction of the Board of

Directors.  Inspectors and tellers so appointed will open and close the polls, will receive and take charge of proxies and ballots and will decide all questions as to the qualifications of voters, validity of proxies and ballots and the number of votes properly cast.

                           ARTICLE IV

                            Directors

     Section 1.  General Powers.  The business and the affairs of the Corporation shall be managed under the direction of the Board of Directors, and, except as expressly provided by law, the

Articles of Incorporation or these bylaws, all of the powers of the Corporation shall be vested in such Board of Directors.

     Section 2.  Number and Election of Directors.  The number of

Directors constituting the Board of Directors shall be eleven

(11), who shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible.  Directors of each class shall be elected by the shareholders to serve for the terms specified in the Articles of Incorporation and, unless sooner removed in accordance with the Articles of

Incorporation and applicable law, shall serve until their

respective successors are duly elected and qualified.  The Board of Directors may increase the number of Directors by two (2)

during any twelve-month period and may decrease the number of

Directors by thirty (30) percent or less of the number of

Directors last elected by the shareholders.  Any vacancy,

including a vacancy resulting from an increase in the number of

Directors as specified above, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, and Directors so chosen shall hold office until the next meeting of the shareholders at which

Directors are elected.  At such meeting of the shareholders, the shareholders shall elect a Director to fill the vacancy, and the newly elected Director shall hold office for a term expiring at the annual meeting of the shareholders at which the term of the class to which he has been elected expires.

     Subject to any rights of holders of preferred shares, only persons who are nominated in accordance with the procedures set forth in this Article IV(2) shall be eligible for election as

Directors.  Notice of nominations made by shareholders entitled to vote for the election of Directors shall be received in

writing by the Secretary not less than fifty (50) nor more than seventy-five (75) days before the first anniversary of the date of the Corporation's proxy statement in connection with the last meeting of shareholders called for the election of Directors.

Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of capital shares of the

Corporation beneficially owned by each such nominee.  The Secretary shall deliver all such notices to the Corporation's Nominating Committee,

or such other committee as may be appointed by the Board of Directors from time to time for such purpose, for review.  The Nominating Committee shall thereafter make its recommendation with respect to nominees to the Board of Directors.  The chairman of any meeting of

shareholders called for the election of Directors may, if the facts warrant, determine that a nomination was not made in

accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3.  Annual Meeting.  A regular annual meeting of the

Board of Directors shall be held following the adjournment of the annual meeting of the shareholders at such place as the Board of

Directors may designate.  The regular annual meeting of the Board of Directors then just elected by the shareholders shall be held for the election of officers of the Corporation and the

transaction of all other business as shall come before the said meeting.

     Section 4.  Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the

Board of Directors, the President or by any two members of the

Board of Directors on such date and at such time and place as may be designated in such call, or may be held on any date and at any time and place without notice by the unanimous written consent of all the members or by the presence of all of the members at such meeting.

     Section 5.  Notice of Meetings.   Notice of the time and

place of every meeting of the Board of Directors shall be mailed,

telephoned or transmitted by any other means of telecommunication by or at the direction of the Secretary or other officer of the

Corporation to each Director at his last known address not less than twenty-four (24) hours before such meeting, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the

Board of Directors.  Such notice need not describe the purpose of a special meeting.  Meetings may be held at any time without notice if all the Directors waive such notice, by attendance at the meeting or otherwise, in accordance with law.

     Section 6.  Quorum; Presence at Meeting.   A quorum at any

meeting of the Board of Directors shall consist of a majority of the number of Directors fixed from time to time in these bylaws.

Members of the Board of Directors may participate in any meeting of the Board of Directors by means of a conference telephone or similar communications equipment whereby all persons

participating in the meeting may simultaneously hear each other,

and participation by such means shall be deemed to constitute presence in person at such meeting.

     Section 7.  Voting.  If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors, unless the Articles of

Incorporation or these bylaws require the vote of a greater

number of Directors.  A Director who is present at a meeting of the Board of Directors or any committee thereof when corporate action is taken is deemed to have assented to the action unless (i) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting, or (ii) he votes against, or abstains from, the action taken.

     Section 8.  Compensation of Directors.  Directors, as such,

shall not receive any stated salary for their services, except that, by resolution of the Board of Directors, Directors may be paid (i) a retainer in an amount determined by the Board of

Directors for their services as such, (ii) an additional retainer in an amount determined by the Board of Directors for their

services as Chairman of the Board of Directors or chairman of any special or standing committee of the Board of Directors, and

(iii) a fixed sum and expenses for attendance at each regular,

adjourned, or special meeting of the Board of Directors or any special or standing committee thereof.  Nothing herein contained shall be construed to preclude any Director from serving the

Corporation in any other capacity and receiving compensation therefor.

     Section 9.  Eligibility.  Except as hereinafter provided, no person shall be elected or re-elected to the Board of Directors if at the time of any proposed election or re-election he shall have attained the age of 70 years; provided, however, that the foregoing provision shall not apply to persons who were members of the Board of Directors on January 1, 1966.  Any Director who

(i) separates from employment with the business or professional organization by which he was principally employed as of the date of his most recent election or re-election to the Board of

Directors, or (ii) ceases to serve as an officer in any of the capacities in which he served with such business or professional organization as of the date of his most recent election or re-

election to the

Board of Directors, shall be deemed to have submitted his

resignation as a Director effective upon such separation from employment or cessation of service as an officer.  Such

resignation shall be considered by the Board of Directors at its next regularly scheduled meeting.

                            ARTICLE V

                 Executive and Other Committees

     Section 1.  Creation of Executive Committee.  The Board of

Directors may, whenever it sees fit, by a majority vote of the number of Directors fixed from time to time in these bylaws,

designate an Executive Committee which shall consist of three (3)

or more Directors, including the Chairman of the Board of

Directors and the President, provided that the President shall be a member of the Executive Committee only if designated the Chief

Executive Officer.  The Chairman of the Board shall be the

Chairman of the Executive Committee.  The members of the

Executive Committee shall serve until their successors are

designated by the Board of Directors or until removed or until the Executive Committee is dissolved by a majority vote of the number of Directors fixed from time to time in these bylaws.

     Section 2.  Powers of Executive Committee.  Except as

otherwise provided by the Articles of Incorporation or these bylaws, the Executive Committee, when the Board of Directors is not in session, shall have all powers vested in the Board of

Directors by law, by the Articles of Incorporation or by these bylaws; provided, that the Executive Committee shall not have the authority to take any action that may not be delegated to a committee under the Virginia Stock Corporation Act. The

Executive Committee shall report at the next regular or special meeting of the Board of Directors on all action it has taken since the last regular or special meeting of the Board of

Directors.

     Section 3.  Committee of Outside Directors.  The Directors

who are not employees or former employees of the Corporation

("Outside Directors"), shall constitute the Committee of Outside

Directors.  The Committee of Outside Directors shall (a) evaluate the performance of the Chairman of the Board and the Chief

Executive Officer, (b) recommend, when appropriate, a successor for the Chairman of the Board and the Chief Executive Officer,

(c) in consultation with the Chairman of the Board, consider and make recommendations to the Board of Directors for the election of the other officers of the Corporation and (d) perform such other duties as may be delegated to the Committee of Outside

Directors by the Board of Directors.  The Committee of Outside

Directors shall at the annual meeting of the Board of Directors elect from their number by a majority vote of the number of

Outside Directors a Chairman of the Committee of Outside

Directors who shall preside at meetings of the Committee of

Outside Directors and perform such other duties as may be

assigned by the Committee of Outside Directors.  No Director shall be elected Chairman of the Committee of Outside Directors for more than three (3) consecutive full terms, provided that a director shall be eligible for election as Chairman if he has not served as Chairman during the immediately preceding eleven (11)

months.

     Section 4. Audit Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed in accordance with these bylaws, shall elect an Audit Committee which shall consist of a Chairman and not less than two (2) Directors, all of whom shall be Outside Directors.  The Audit Committee shall review and discuss with the corporation's independent accountants the

financial records of the Corporation and report to the Board of

Directors with respect thereto, and shall perform such other duties as may be assigned by the Board of Directors.  The Audit

Committee shall report regularly to the Board of Directors all action which it has taken.

     Section 5.  Executive Compensation Committee.  The Board of

Directors, by resolution adopted by a majority of the number of

Directors fixed in accordance with these bylaws, shall elect an

Executive Compensation Committee which shall consist of a

Chairman and not less than two (2) other members, all of whom shall be Outside Directors.  The Executive Compensation Committee

shall approve officers' incentive awards and stock option grants,

recommend to the Board of Directors remuneration levels for

executive officers, and perform such other duties as may be

assigned to it by the Board of Directors.  The Executive

Compensation Committee shall report regularly to the Board of

Directors all action which it has taken.

     Section 6.  Nominating Committee.  The Board of Directors,

by resolution adopted by a majority of the number of Directors fixed in accordance with these bylaws, shall elect a Nominating

Committee which shall consist of a Chairman and not less than two

(2) other members, all of whom shall be Outside Directors.  The

Nominating committee shall review annually  the attendance and performance of the Directors,
review the compensation of Directors and make recommendations to the Board of Directors as to such compensation, recommend

nominees for election to the Board of Directors and perform such other duties as may be assigned to it by the Board of Directors.

The Nominating Committee shall report regularly to the Board of

Directors all action which it has taken.

     Section 7.  Other Committees.  The Board of Directors, by

resolution adopted by a majority of the number of Directors fixed in accordance with these bylaws, may establish such other

standing or special committees of the Board of Directors as it may deem advisable, consisting of two (2) or more Directors.  The members, terms and authority of such committees shall be set forth in the resolutions establishing the same.

     Section 8.  Meetings.  Regular and special meetings of any committee established pursuant to this Article may be called by the Chairman of the Board, the President, the Chairman of the

committee involved or any two (2) members of the committee

involved and held subject to the same requirements with respect to date, time, place and notice as are specified in these bylaws for regular and special meetings of the Board of Directors.

     Section 9.  Quorum and Manner of Acting.  A quorum of the

members of any committee serving at the time of any meeting

thereof for the transaction of business at such meeting shall consist of (i) one-third (but not fewer than two (2)) of such members in the case of any committee other than the Executive

Committee, and (ii) a majority of such members in the case of the

Executive Committee. The action of a majority of those members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

     Section 10.  Term of Office.  Members and the chairman of

any committee, excluding the Committee of Outside Directors,

shall be elected at the annual meeting of the Board of Directors and shall hold office until the next annual meeting of the Board of Directors and until their successors are elected by the Board of Directors, or until such committee is dissolved by the Board of Directors.

     Section 11.  Resignation and Removal.  Any member of a

committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board or the Secretary,

or may be removed, with or without cause, at any time by such vote of the Board of Directors or, in the case of the Committee of Outside Directors, by such vote of the Committee as would suffice for his election.

     Section 12.  Vacancies.  Any vacancy occurring in a

committee resulting from any cause whatever may be filled by a vote of a majority of the number of Directors fixed by these bylaws.

                           ARTICLE VI

                            Officers

     Section 1.  Required Officers.   The officers of the

Corporation shall be a Chairman of the Board, a President and a

Secretary, together with such other officers, including one or more Vice Presidents (whose seniority and titles may be specified by the Board of Directors) and a Treasurer, as may be elected from time to time by the

Board of Directors.  Any two or more offices may be held by the same person.

     Section 2.  Election of Officers; Compensation.  The

officers of the Corporation shall be elected by the Board of

Directors and shall hold office until the next annual meeting of the Board of Directors and until their successors are duly

elected and qualified; provided, however, that any officer may be removed and the resulting vacancy filled at any time, with or without cause, by the Board of Directors.  The salaries or

compensation of all officers of the Corporation shall be fixed by or pursuant to the direction of the Board of Directors.

     Section 3.  Chairman of the Board.  The Chairman of the

Board shall preside at all meetings of the shareholders,

Directors and the Executive Committee and shall have such other powers as may be conferred upon him by the Board of Directors.

If the Chairman of the Board is not the Chief Executive Officer,

he shall, in the absence of or inability of the Chief Executive

Officer to act, be the Acting Chief Executive Officer until such time as another person is designated by the Board of Directors as

Chief Executive Officer or Acting Chief Executive Officer.  He

may sign and execute in the name of the Corporation share

certificates, deeds, mortgages, bonds, contracts or other

instruments except in cases where the signing and the execution thereof shall be expressly and exclusively delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be

signed or executed.

     Section 4.  President.  The President shall perform such

duties as shall be required of him by the Chairman of the Board or the Board of Directors. If the President is not the Chief Executive Officer, he shall, in the absence of or inability of the Chief Executive Officer to act, be the Acting

Chief Executive Officer until such time as another person is designated by the Board of Directors as Chief Executive Officer

or Acting Chief Executive Officer.  He may sign and execute in the name of the Corporation share certificates, deeds, mortgages,

bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly and

exclusively delegated by the Board of Directors or by these

bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 5.  Chief Executive Officer.  The Board of Directors

shall designate one of the officers of the Corporation as the

Chief Executive Officer of the Corporation.  The Chief Executive

Officer shall be primarily responsible for the implementation of policies of the Board of Directors.  He shall have authority over the general management and direction of the business and

operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors.

     Section 6.  Vice Presidents.  The Vice Presidents shall

perform such duties as shall be required of them by the Chairman of the Board, the President or the Board of Directors.  Any Vice

President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments

authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly and

exclusively delegated by the Board of Directors, the Chairman of the Board or the President to some other officer or agent of the

Corporation or shall be
required by law or otherwise to be signed or executed.

     Section 7.  Secretary.  The Secretary shall prepare and

maintain custody of the minutes of all meetings of the Board of

Directors and stockholders of the Corporation.  When requested,

he shall also act as secretary of the meetings of the committees of the Board of Directors.  He shall see that all notices

required to be given by the Corporation are duly given and

served; he shall have custody of all deeds, leases, contracts and other important corporate documents; he shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; and he shall in general perform all the duties incident to the office of

Secretary and such other duties as from time to time may be

assigned to him by the Chairman of the Board, the President or

the Board of Directors.  An Assistant Secretary may exercise any of the functions or perform any of the duties of the Secretary.

Section 8.  Treasurer.  The Treasurer shall have custody of the moneys and securities of the Corporation, shall sign or

countersign such instruments as require his signature and shall perform such other duties as may be incident to his office or are properly required of him by the Chairman of the Board, the

President, or the Board of Directors.  An Assistant Treasurer may

exercise any of the functions or perform any of the duties of the

Treasurer.

                           ARTICLE VII

               Limit on Liability; Indemnification

     Section 1.  Definitions.  In this Article:

          "applicant" means the person seeking indemnification

pursuant to this Article;

          "expenses" includes counsel fees;

          "liability" means the obligation to pay a judgment,

settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses

incurred with respect to a proceeding;

          "party" includes an individual who was, is or is

threatened to be made a named defendant or respondent in a

proceeding; and

          "proceeding" means any threatened, pending or completed

action, suit or proceeding, whether civil, criminal,

administrative or investigative and whether formal or informal.

     Section 2.  Limitation on Liability.  To the full extent

that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors and officers, no

Director or officer of the Corporation shall be liable to the

Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article.

     Section 3.  Indemnification.  The Corporation shall

indemnify (a) any person who
was or is a party to any proceeding, including a proceeding

brought by or in the right of the Corporation, by reason of the fact that he is or was a Director or officer of the Corporation,

and (b) any Director or officer of the Corporation who is or was serving at the request of the Corporation as a director, trustee,

partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise,

against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law.  A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.  The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested

Directors, to enter into a contract to indemnify any Director or officer in respect of any proceeding arising from any act or omission, whether occurring before or after the execution of such contract.

     Section 4.  Application; Amendment.  The provisions of this

Article shall be applicable to all proceedings commenced after the adoption hereof by the shareholders of the Corporation,

arising from any act or omission, whether occurring before or after such adoption.  No amendment or repeal of this Article shall have any effect on the rights provided under this Article with respect to any act or omission occurring prior to such

amendment or repeal.  The Corporation shall promptly take all such actions, and make all such determinations, as shall be

necessary or appropriate to comply with its obligation to make any indemnity under this Article and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any Director or officer in

connection with such actions and determinations or proceedings of any kind arising therefrom.

     Section 5.  Termination of Proceeding.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant engaged in willful

misconduct or a knowing violation of the criminal law.

     Section 6.  Determination of Availability.  Any

indemnification under Section (3) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he did not engage in willful misconduct or a knowing violation of the

criminal law.  The determination shall be made:

          (a)  by the Board of Directors by a majority vote of a

quorum consisting of Directors not at the time parties to the proceeding;

          (b)  if a quorum cannot be obtained under subsection

(a) of this section, by majority vote of a committee duly

designated by the Board of Directors (in which designation

Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

          (c)  by special legal counsel:

               (i)  selected by the Board of Directors or its

committee in the    manner prescribed in subsection (a) or (b) of

this section; or

               (ii)  if a quorum of the Board of Directors cannot

be obtained under   subsection (a) of this section and a

committee cannot be designated under    subsection (b) of this

subsection, selected by majority vote of the full Board of

Directors, in which selection Directors who are parties may

participate; or

          (d)  by the shareholders, but shares owned by or voted

under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

      Any evaluation as to the reasonableness of expenses shall

be made in the same manner as the determination that

indemnification is permissible, except that if the determination is made by special legal counsel, such evaluation as to

reasonableness of expenses shall be made by those entitled under subsection (c) of this section to select counsel.

     Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to

indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Article shall be made by special legal counsel agreed upon by the Board of

Directors and the applicant.  If the Board of Directors and the applicant are unable to agree upon such special legal counsel,

the Board of

Directors and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

     Section 7.  Advances.  (a)  The Corporation may pay for or

reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section (6)

if:

          (i)  the applicant furnishes the Corporation a written

statement of his good faith belief that he has met the standard of conduct described in Section (3); and

          (ii)  the applicant furnishes the Corporation a written

undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

     Section 8.  Indemnification of Others.  The Board of

Directors is hereby empowered,     by majority vote of a quorum

of disinterested Directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section (3)

of this Article who was, is or may become a party to any

proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section (3). The provisions of Sections (4) through (7) of this Article shall be applicable to any indemnification provided hereafter pursuant to this Section (8).

     Section 9.  Insurance.  The Corporation may purchase and

maintain insurance to indemnify it against the whole or any

portion of the liability assumed by it in accordance with this

Article and may also procure insurance, in such amounts as the

Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation,

or is or was serving at the request of the Corporation as a

director, officer, employee or agent of another corporation,

partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such,

whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

     Section 10.  Further Indemnity.  Every reference herein to

Directors, officers, employees and agents shall include former

Directors, officers, employees and agents and their respective heirs, executors and administrators.  The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and

maintained by the Corporation or others, with respect to claims,

issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article.  Such rights shall not prevent or restrict the power of
the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other

arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the Directors of the Corporation shall be a party to or

beneficiary of any such agreements, bylaws or arrangements);

provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article or

applicable laws of the Commonwealth of Virginia.

     Section 11.  Further Board Action.  Any other provision of this Article notwithstanding, the Board of Directors shall be empowered to amend this Article from time to time, to the extent permitted by then applicable law, to limit, eliminate or extend the rights provided hereunder, provided that no such amendment shall limit or reduce the rights provided under this article with respect to any act or omission occurring prior to such amendment.

     Section 12.  Severability.  Each provision of this Article shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other

provision.

                          ARTICLE VIII

                        Emergency Bylaws

     The emergency bylaws provided in this Article shall be

operative during any
emergency, notwithstanding any different provision in the

preceding Articles of these bylaws, in the Articles of

Incorporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency bylaws).  An

emergency exists if a quorum of the Board of Directors cannot readily be assembled because of some catastrophic event.  To the extent not inconsistent with these emergency bylaws, the bylaws provided in the preceding Articles shall remain in effect during such emergency.  Upon the termination of such emergency, the emergency bylaws shall cease to be operative unless and until another such emergency shall occur.

     During any such emergency:

          (a)  Any meeting of the Board of Directors may be

called by any officer of the Corporation or by any Director.  The notice thereof shall specify the date, time and place of the meeting.  To the extent feasible, notice shall be given in accord with Article IV, Section (5) above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less then twenty-four (24)

hours before the meeting if deemed necessary by the person giving notice.  Notice shall be similarly given, to the extent feasible,

to the other persons referred to in Subsection (b) below.

          (b)  At any meeting of the Board of Directors, a quorum

shall consist of a majority of the number of Directors fixed at the time in accordance with Article IV, Section (6) of these bylaws.  If the Directors present at any particular meeting shall be
fewer than the number required for such quorum, other persons present as referred to below to the number necessary to make up such quorum shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

               (i)  the President, if not already serving as a

Director;

               (ii)  Vice Presidents not already serving as

Directors, first in the  order of the seniority of their title as designated by the Board of Directors before  the emergency, and then in the order of their seniority of first election to such offices; provided, that if two or more shall have the same

seniority of title or shall   have been first elected to such

offices on the same day, then in the order of their    seniority

in age;

               (iii)  [reserved for future use]

(iv)  all other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more

shall have been first    elected to such offices on the same day,

then in the order of their seniority in      age; and

               (v)  any other persons who are designated on a

list that shall have     been approved by the Board of Directors

before the emergency, such persons to   be taken in such order of

priority and subject to such conditions as may be      provided

in the resolution approving the list.

          (c)  The Board of Directors, during as well as before

any such emergency, may provide, and from time to time modify,

lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

          (d)  The Board of Directors, during as well as before

any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

     No officer, Director or employee shall be liable for action taken in good faith in accordance with these emergency bylaws.

     These emergency bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change.

Any such amendment of these emergency bylaws may make any further or different provisions that may be practical and necessary for the circumstances of the emergency.

                           ARTICLE IX

                          Miscellaneous

     Section 1.  Voting of Shares.  Shares of any corporation

which this Corporation shall be entitled to vote may be voted,

either in person or by proxy, by this Corporation's Chairman of the Board or President or by any other officer expressly

authorized by this

Corporation's Board of Directors or Executive Committee, and each such officer is authorized to give this Corporation's consent in writing to any action of such corporation, and to execute waivers and take all other necessary action on behalf of the Corporation with respect to such shares.

     Section 2.  Seal.  The corporate seal of the Corporation

shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved two concentric circles between which is inscribed the name of the corporation, and in the center the year of its organization and the words "corporate seal".

     Section 3.  Amendments to Bylaws.  Unless proscribed by the

Articles of Incorporation, the Board of Directors of the

Corporation shall have the power to adopt and from time to time amend, alter, change or repeal these bylaws with or without the approval of the shareholders of the Corporation, but bylaws so made, amended, altered or changed, may be further amended,

altered, changed or repealed by the shareholders.  The

shareholders in adopting or amending a particular bylaw may

provide expressly that the Board of Directors may not amend or repeal that bylaw.